UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               FORM 8-A/A NUMBER 1


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ABRAXAS PETROLEUM CORPORATION
                -------------------------------------------------
               (Exact name of issuer as specified in its charter)

                    NEVADA                                 74-2584033
          ------------------------------                ----------------
         (State or other jurisdiction of                (I.R.S. Employer
          incorporation or organization)                Identification No.)

          500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to the General Instruction A(c)(2), please check the following box. [ ]

              Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                       -----------------------------------
                                (Title of Class)

        Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
----------------------------                 -------------------------------
Common Stock Purchase Rights                  NASDAQ Stock Market

Item 1. Description of Registrant's Securities to be Registered.

        Reference is hereby made to the Form 8-A of Abraxas Petroleum Corporation (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") on December 7, 1994, which is hereby incorporated by reference herein.

        The Registrant executed an Amendment (the "Amendment"), dated as of July 14, 1997 to the Rights Agreement, dated as of December 6, 1994, between the Registrant and American Stock Transfer & Trust Company as successor to First Union National Bank of North Carolina, as Rights Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement, as amended.

        As more fully set forth in the Amendment, the Amendment eliminates the "Continuing Director" requirements in connection with, among other things: (i) the approval of an acquisition of shares of the Registrant's Common Stock by a majority of the Continuing Directors in order for the acquirer to avoid being deemed an "Acquiring Person"; (ii) the ability of a majority of the Continuing Directors to change the Distribution Date to a later date and the substitution of a majority of the members of the Board of Directors therefor; (iii) the approval of a majority of the Continuing Directors for a tender offer to be a "Qualifying Tender Offer"; (iv) the determination of the "current market price" of the Registrant's Common Stock; (v) the redemption of the Rights after a change in the majority of the Board of Directors of the Company; and (vi) the approval of any supplements or amendments to the Rights Agreement after any Person has become an Acquiring Person.

        The Amendment also eliminates the requirement that a successor Rights Agent have a combined capital and surplus of at least $50,000,000.

        A copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 2. Exhibits.

        1. Amendment to Rights Agreement, dated as of July 14, 1997, between Abraxas Petroleum Corporation and American Stock Transfer & Trust Company, as Rights Agent.

                               Page 2 of 19 Pages

                                   SIGNATURES


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned hereunto duly authorized.



                               ABRAXAS PETROLEUM CORPORATION


                                By:    /s/ Chris E. Williford
                                   -------------------------------
                                 Chris E. Williford, Executive Vice President, Chief Financial Officer and Treasurer

Dated:  August 20, 1997

                               Page 3 of 19 Pages

                                  EXHIBIT INDEX

                                                                 Sequentially
Number        Document                                           Numbered Page

1.            Amendment to Rights Agreement, dated as of July 14,       5
              1997, between Abraxas Petroleum Corporation and
              American Stock Transfer & Trust Company as Rights
              Agent

                               Page 4 of 19 Pages

                          AMENDMENT TO RIGHTS AGREEMENT



        This Amendment ("Amendment") dated as of July 14, 1997 to that certain Rights Agreement dated as of December 6, 1994 (the "Rights Agreement") between Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company as successor to First Union National Bank of North Carolina, as rights agent (the "Rights Agent").

                              W I T N E S S E T H:


        WHEREAS, pursuant to and in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Amendment;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto agree as follows:

        1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

        (a) "Acquiring Person" means any Person who, together with all "Affiliates" and "Associates" of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or shall make a tender offer or an exchange offer (other than a Qualifying Tender Offer (as defined in Section 11(a)(ii) hereof)) for 20% or more of the shares of Common Stock then outstanding. The term "Acquiring Person" shall not include (i) the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, or (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owners of shares of Common Stock of the Company, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person or
(B) a reduction in the number of issued and outstanding shares of Common Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors; provided, further, however, that in the event that such Person described in the foregoing clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of said clause (ii), such Person shall nonetheless become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of any additional shares of the Common

Stock of the Company, unless the acquisition of such additional Common Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of said clause (ii). Any determination made by the Board of Directors as to whether any Person is or is not an Acquiring Person shall be conclusive and binding upon all holders of Rights.

        2. Section 1(g) of the Rights Agreement is hereby deleted in its entirety.

        3. Section 1(h) of the Rights Agreement is hereby amended to read in its entirety as follows:

        (h) "Distribution Date" means the close of business on the tenth day (or such later day as may be designated by action of a majority of the Board of Directors) after the Stock Acquisition Date.

        4. Section 1(n) of the Rights Agreement is hereby amended to read in its entirety as follows:

        (n) "Qualifying Tender Offer" means an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company, after receiving advice from one or more nationally recognized investment banking firms, to be (A) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (B) otherwise in the best interests of the Company and its stockholders.

        5. Section 11(a)(y)(iii) of the Rights Agreement is hereby amended to read in its entirety as follows:

               (iii) If the number of shares of Common Stock which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section
11(a)(ii), the Company shall, with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, (A) (to the extent available) Common Stock and then, (B) (to the extent available) other equity securities of the Company which the Board of Directors of the Company has determined to be essentially equivalent to shares of Common Stock in respect to dividend, liquidation and voting rights (such securities being referred to herein as "common stock equivalents") and then, if necessary, (C) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company) equal to the value of the Adjustment Shares; provided that (x) the Company may, and (y) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the later of the first occurrence of a Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 shall expire, then the Company shall be obligated to, deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) (to the extent available) Common Stock and then (2) (to the extent available) common stock equivalents and then, if necessary, (3) other equity or debt securities of the Company, cash or other assets or any combination of the foregoing, having an aggregate value (as determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company) equal to the excess of the value of the Adjustment Shares over the Purchase Price. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above (such period, as it may be extended, being referred to herein as the "Substitution Period") may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek stockholder approval for the authorization of such additional shares. To the extent that the Company determines that some action is to be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company (shall provide, subject to Section 7(d), that such action shall apply uniformly to all outstanding Rights and the Company may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form and value of any consideration to be delivered as referred to in such first and/or second sentence. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price per share of Common Stock (as determined pursuant to Section 11(d)) on the later of the date of the first occurrence of a Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 shall expire; any common stock equivalent shall be deemed to have the same value as the Common Stock on such date; and the value of other securities or assets shall be determined pursuant to Section 11(d)(iii).

        6. Section 11(d)(i) of the Rights Agreement is hereby amended to read in its entirety as follows:

        (d)(i) For the purpose of any computation hereunder other than computations made pursuant to Section 11(a)(iii) or 14, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; for purposes of computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; and for purposes of computations made pursuant to Section 14, the "current market price" per share of Common Stock for any Trading Day shall be deemed to be the closing price per share of Common Stock for such Trading Day; provided that if the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. If the Common Stock is not publicly held or not so listed or traded, the "current market price" per share means the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring
Person, by a majority of the members of the Board of Directors who are not officers of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

        7. Section 11(d)(ii) of the Rights Agreement is hereby amended to read in its entirety as follows:

        (ii) For the purpose of any computation hereunder, the value of Common Stock or any securities or assets other than Common Stock shall be the fair value as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the members of the Board of Directors who are not officers of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

        8. The fifth sentence of Section 21 of the Rights Agreement is hereby amended to read in its entirety as follows:

        Any successor Rights Agent, whether appointed by the Company or such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority or (b) an Affiliate of a corporation described in clause (a) of this sentence.

        9. Section 23(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

        Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Board of Directors may designate prior to such time as the Rights are no longer redeemable) and (ii) the Final Expiration Date, redeem all, but not less than all, the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

        10. Section 27 of the Rights Agreement is hereby amended to read in its entirety as follows:

        Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (c) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

        11. Section 29 of the Rights Agreement is hereby amended to read in its entirety as follows:

        Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (d) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (c) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (d) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

        12. The Form of Rights Certificate attached to the Rights Agreement as Exhibit A is hereby amended to read in its entirety as set forth on Exhibit A attached hereto.

        13. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of North Carolina.

        14. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

        15. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

                               ABRAXAS PETROLEUM CORPORATION


                               By:    /s/ Chris E. Williford
                                 -------------------------------------
                                 Chris E. Williford, Executive Vice President, Chief Financial Officer and Treasurer

                               500 North Loop 1604 East, Suite 100
                               San Antonio, Texas 78232


                               AMERICAN STOCK TRANSFER & TRUST COMPANY

                               By:    /s/ Herbert J. Lemmer
                                 -------------------------------
                                 Name: Herbert J. Lemmer
                                 Title:    Vice President

                                 40 Wall Street
                                 New York, New York  10005

                                                                   Exhibit A

                          [Form of Rights Certificate]


No. R-                                                   ______________ Rights



        NOT  EXERCISABLE  AFTER THE  EARLIER  OF  _______ , 2004 AND THE DATE ON
        WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(d) OF THE RIGHTS AGREEMENT.]*

                               RIGHTS CERTIFICATE

                          ABRAXAS PETROLEUM CORPORATION


This Rights Certificate certifies that _____________________ or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of December 6, 1994 and amended as of ___________, 1997 (the "Rights Agreement") between Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company ("Agent") (the "Rights Agent")) to purchase from the Company, at any time after the Distribution Date and prior to the Expiration Date, one-half of one fully paid, nonassessable share of Common Stock (the "Common Stock") of the Company at a purchase price of $20.00 per one-half of one share of Common



--------
* If applicable, insert the legend but delete the preceding sentence.

Stock (the "Purchase Price"), payable in lawful money of the United States of America, upon surrender of this Rights Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

        Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

        The number of Rights evidenced by this Rights Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of December 6, 1994, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

        Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of a Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

        This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.

        Upon surrender at the principal office or offices of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Rights Certificate or Certificates may be transferred or exchanged for another Rights Certificate or Certificates evidencing a like number of Rights as the Rights Certificate or Certificates surrendered.

        Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option,

               (a) at any time prior to the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Board of Directors may designate prior to such time as the Rights are no longer redeemable) and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right; or

               (b) at any time after any Person becomes an Acquiring Person (but before such Person becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding), exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for shares of Common Stock at an exchange ratio of one-half of one share of Common Stock per Right. If the Rights shall be exchanged in part, the holder of this Rights Certificate shall be entitled to receive upon surrender hereof another Rights Certificate or Certificates for the number of whole Rights not exchanged.

        No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Certificates for the number of whole Rights not exercised.

        No holder of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

        This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

        Dated as of July 14, 1997

                                            ABRAXAS PETROLEUM CORPORATION


                                       By:_____________________________
                                     Title:____________________________
[SEAL]


Attest:


______________________
Secretary



Countersigned:


AMERICAN STOCK TRANSFER & TRUST COMPANY
as Rights Agent


By:________________________
     Authorized Signature

                   Form of Reverse Side of Rights Certificate


                               FORM OF ASSIGNMENT

                    (To be executed if the registered holder
                  desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED________________________________________________________

hereby sells, assigns and transfers unto__________________________________

__________________________________________________________________________
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:__________________________ 19____


                                     _____________________________________
                                     Signature

Signature Guaranteed:

                                   Certificate


        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) The Rights evidenced by this Rights Certificate are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

        Dated:__________________ , 199__           _________________________
                                                   Signature




        The  signatures  to  the  foregoing   Assignment  and  Certificate  must
correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

         (To   be   executed    if   the    registered    holder    desires   to
exercise_________Rights represented by the Rights Certificate.)

To:  ABRAXAS PETROLEUM CORPORATION


        The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Rights Certificate to purchase shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                         (Please print name and address)

Dated:______________________,19__

                                    ____________________________________
                                    Signature
Signature Guaranteed:

                                   Certificate

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Rights evidenced by this Rights Certificate ______ are ______ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                , 19__
                                    Signature



        The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.